Ex-99.h.iii

                         FORM OF PARTICIPATION AGREEMENT

         This Agreement made as of ________, 2000, by and between The Potomac Insurance Trust ("Trust"), a Massachusetts business trust, Rafferty Asset Management, LLC ("Rafferty") a New York corporation, and _______________ ("Company"), a life insurance company organized under the laws of the State of
_____________.

         WHEREAS,   Trust  is  registered   with  the  Securities  and  Exchange
Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company; and

         WHEREAS, Trust is organized as a series fund comprised of multiple Portfolios ("Portfolios"), those of which are currently available for sale being listed on Appendix A hereto as may be amended from time to time; and

         WHEREAS, Trust was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts of such life insurance companies ("Participating Insurance Companies"); and

         WHEREAS, Trust intends to apply for an order from the SEC, granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies ("Exemptive Order"); and

         WHEREAS, the Company has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having Trust as one of the underlying funding vehicles for such Variable Contracts; and

         WHEREAS, Rafferty is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of Trust to fund the aforementioned Variable Contracts and Trust is authorized to sell such shares to the Company at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, Trust and Rafferty agree as follows:

                         Article I. SALE OF TRUST SHARES
                                    --------------------

         1.1 Trust agrees to make available to the Separate Accounts of the Company shares of the selected Portfolios as listed on Appendix B for investment of proceeds from Variable Contracts allocated to the designated Separate Accounts, such shares to be offered as provided in Trust's Prospectus.

         1.2 Trust agrees to sell to Company those shares of the selected Portfolios of Trust which Company orders, executing such orders on a daily basis at the net asset value next computed after receipt by Trust or its designee of the order for the shares of Trust. For purposes of this Section 1.2, Company shall be the designee of Trust for receipt of such orders from Company and receipt by such designee shall constitute receipt by Trust; provided that Trust receives notice of such order by _____ Eastern Time on the next following
Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which Trust calculates its net asset value pursuant to the rules of the SEC.

         1.3 Trust agrees to redeem for cash, on Company's request, any full or fractional shares of Trust held by Company, executing such requests on a daily basis at the net asset value next computed after receipt by Trust or its designee of the request for redemption. For purposes of this Section 1.3, Company shall be the designee of Trust for receipt of requests for redemption from Company and receipt by such designee shall constitute receipt by Trust; provided that Trust receives notice of such request for redemption by _______ Eastern Time on the next following Business Day.

         1.4 Trust shall furnish, on or before the ex-dividend date, notice to Company of any income dividends or capital gain distributions payable on the shares of any Portfolio of Trust. Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. Trust shall notify Company or its designee of the number of shares so issued as payment of such dividends and distributions.

         1.5 Trust shall make the net asset value per share for the selected Portfolio(s) available to Company on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by ____ Eastern time. If Trust provides Company with materially incorrect share net asset value information through no fault of Company, Company on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to Company.

         1.6 At the end of each Business Day, Company shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, Company shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Trust shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to Trust by Company by _____ Eastern time on the Business Day next following Company's receipt of such requests and premiums in accordance with the terms of Sections
1.2 and 1.3 hereof.

         1.7 If Company's order requests the purchase of Trust shares, Company shall pay for such purchase by wiring federal funds to Trust or its designated custodial account on the next Business Day following the day the order is transmitted by Company. If Company's order requests a net redemption resulting in a payment of redemption proceeds to Company, Trust shall use its best efforts to wire the redemption proceeds to Company by the next Business Day, unless doing so would require Trust to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to Company within seven days or such shorter period as may be required by applicable law and Trust shall notify the person designated in writing by Company as the recipient for such notice of such delay by ____ Eastern time the same Business Day that Company transmits the redemption order to Trust. If Company's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund as advised by Rafferty, the amount wire transferred by Company shall be reduced by the amount of such proceeds and Trust shall so apply such proceeds on the same Business Day that Company transmits such order to Trust.

         1.8 Notwithstanding Section 1.7, Trust reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules thereunder.

         1.9 Trust agrees that all shares of the Portfolios of Trust will be sold only to Participating Insurance Companies which have agreed to participate in Trust to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the Portfolios of Trust will not be sold directly to the general public.

         1.10 Trust may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of Trust, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Portfolios.

                   Article II. REPRESENTATIONS AND WARRANTIES
                               ------------------------------

         2.1 Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of _________ and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that ______________, the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934.

         2.2 Company represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the 1940 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

         2.3 Company represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the "1933 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.

         2.4 Company represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify Trust immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.5 Company represents and warrants that is shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of Trust as required to be delivered under applicable federal or state law in connection with the offer, sale or acquisition of the Variable Contracts.

         2.6 Company represents and warrants that no existing text or formatting of Trust's prospectus as delivered to Company in electronic format will be revised or altered by Company or any employee or agent of Company; provided, that addition of hyperlinks and other common electronic features shall not constitute a revision or alteration of the material.

         2.7 Trust represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and sold in accordance with all applicable federal and state laws, and Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by Trust.

         2.8 Trust represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

         2.9 Trust represents and warrants that each Portfolio invested in by the Separate Account is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

                  Article III. PROSPECTUS AND PROXY STATEMENTS
                               -------------------------------

         3.1 Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of Trust. Trust shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

         3.2 Trust will bear the printing costs (or duplicating costs with respect to the statement of additional information), mailing costs, and, in the case of proxy solicitations, tabulation costs, associated with the delivery of the following Trust (or individual Portfolio) documents, and any supplements thereto, to existing Variable Contract owners of Company: (i) prospectuses and statements of additional information; (ii) annual and semi-annual reports; and
(iii) proxy materials.

If requested by Company, Trust shall provide such documentation (including a final copy of the Trust's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for Company to print the current prospectus for the Trust either as a standalone document or together with the prospectus for the Variable Contracts or the prospectuses for other funds offered through the Variable Contracts. Should Company wish to print any of these documents in a format different from that provided by Trust, Company shall provide Trust with sixty (60) days, prior written notice and Company shall bear the cost associated with any format change (but not the cost of printing or mailing).

Company will submit any bills for printing, duplicating and/or mailing costs, relating to the Trust documents described above, to Trust for reimbursement by Trust. Company shall monitor such costs and shall use its best efforts to control these costs. Company will provide Trust on a semi-annual basis, or more frequently as reasonably requested by Trust, with a current tabulation of the number of existing Variable Contract owners of Company whose Variable Contract values are invested in Trust. This tabulation will be sent to Trust in the form of a letter signed by a duly authorized officer of Company attesting to the accuracy of the information contained in the letter.

Trust will provide, at its expense, to Company with the following Trust (or individual Portfolio) documents, and any supplements thereto, with respect to prospective Variable Contract owners of Company: (i)camera-ready copy of the current prospectus for printing by Company; (ii) a copy of the statement of additional information suitable for duplication; (iii) camera-ready copy of proxy material suitable for printing; and (iv) camera-ready copy of the annual and semi-annual reports for printing by Company.

         3.4 Trust, upon request of Company, will provide Company with electronic copies of any of the Trust (or individual portfolio) documents listed in Section 3.1 of this Agreement, for use by Company in the delivery of the Trust's documents on an individual basis to current and prospective Variable Contract Owners.

         3.5. Trust will provide Company with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. Company will provide Trust with at least one complete copy of all prospectuses, statements or additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

                           Article IV. SALES MATERIALS
                                       ---------------

         4.1 Company will furnish, or will cause to be furnished, to Trust each piece of sales literature or other promotional material in which Trust is named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if Trust objects to its use in writing within ten (10) Business Days after receipt of such material.

         4.2 Trust will furnish, or will cause to be furnished, to Company, each piece of sales literature or other promotional material in which Company or its Separate Accounts are named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if Company objects to its use in writing within ten (10) Business Days after receipt of such material.

         4.3 Trust and its affiliates and agents shall not give any information or make any representations on behalf of Company or concerning Company, the Separate Accounts, or the Variable Contracts issued by Company, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company.

         4.4 Company and its affiliates and agents shall not give any information or make any representations on behalf of Trust or concerning Trust other than the information or representations contained in a registration statement or prospectus for Trust, as such registration statement or prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by Trust or its designee, except with the written permission of Trust.

         4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public including brochures, circulars, research reports, market letters, form letters, seminar text, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees (including so-called "broker only" materials), registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the 1940 Act or the 1933 Act, but shall not include depositor or variable account financial statements sent to existing customers.

                         Article V. POTENTIAL CONFLICTS
                                    -------------------

         5.1 The Trust's Board of Trustees ("Board") will monitor Trust for the existence of any material irreconcilable conflict between the interests of Variable Contract owners of Participating Insurance Company Separate Accounts investing in Portfolios. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding, (d) the manner in which the investments of the Portfolios are being managed; (e) a difference in voting instructions given by contract owners of different Participating Insurance Companies; and (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract owners.

         5.2 Company will report any potential or existing conflicts to the Board. Company will be responsible for assisting the Board in carrying out its responsibilities under the Conditions set forth in the notice when issued by the SEC for the Portfolios (the "Notice"), which Company has reviewed, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. The responsibility includes, but is not limited to, an obligation by Company to inform the Board whenever Variable Contract owner voting instructions are disregarded by Company. These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.

         5.3 If a majority of the Board or majority of its disinterested trustees or directors, determines that a material irreconcilable conflict exists, affecting Company, Company, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested trustees or directors), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including; (a) withdrawing the assets allocable to some or all of the Separate Accounts from Trust or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of Trust, or another investment company; (b)
submitting the question of whether such segregation should be implemented to a vote of all affected Variable Contract owners and as appropriate, segregating the assets of any appropriate group (i.e., variable annuity or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners' the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of a decision by Company to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, Company may be required, at the election of Trust, to withdraw the Separate Account's investment in Trust, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

         For the purposes of this Section 5.3, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will Trust or Rafferty (or any other investment adviser of the Portfolios) be required to establish a new funding medium for any Variable Contract. Further, Company shall not be required by this Section 5.3 to establish a new funding medium for any Variable Contracts if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially and adversely affected by the irreconcilable material conflict.

         5.4  The  Board's   determination  of  the  existence  of  an  material
irreconcilable conflict and its implications shall be made known promptly and in writing to Company.

         5.5 No less than annually, Company and Rafferty shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them by these Conditions. Such reports, materials, and data. shall be submitted more frequently if deemed appropriate by the Board.

                               Article VI. VOTING
                                           ------

         6.1 Company will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the 1940 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, Company, where applicable, will vote shares of a Portfolio held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. Company will be responsible for assuring that each of its Separate Accounts that participates in any Portfolio calculates voting privileges in a manner consistent with other participants as defined in the Conditions set forth in the Notice ("Participants"). The obligation to calculate voting privileges in a manner consistent with all other Separate Accounts investing in a Portfolio will be a contractual obligation of all Participants under the agreements governing participation in the Portfolios. Each Participant will vote shares for which it has not received voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

         6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Exemptive Order, then Trust and the Participants, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent applicable.

                          Article VII. INDEMNIFICATION
                                       ---------------

         7.1 INDEMNIFICATION BY COMPANY. Company agrees to indemnify and hold harmless Trust, Rafferty and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls Trust or Rafferty within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Company, which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Trust's shares or the Variable Contracts and:

         (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Company by or on behalf of Trust for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Trust shares; or

         (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of

                  Trust not supplied by Company, or persons under its control) or wrongful conduct of Company or persons under its control, with respect to the sale or distribution of the Variable Contracts or Trust shares; or

         (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus or sales literature of Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Trust by or on behalf of Company; or

         (d) arise as a result of any failure by Company to substantially provide the services and furnish the materials under the terms of this Agreement; or

         (e) arise out of or result from any material breach of any representation and/or warranty made by Company in this Agreement or arise out of or result from any other material breach of this Agreement by Company.

         7.2 Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Trust, whichever is applicable.

         7.3 Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Part shall have notified Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Company of any such claim shall not relieve Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, Company shall be entitled to participate at its own expense in the defense of action. Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Company to such party of Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof.

         7.4 INDEMNIFICATION BY RAFFERTY. Rafferty agrees to indemnify and hold harmless Company and each of its directors, officers employees, and agents and each person, if any, who controls Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for the purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Rafferty which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Trust's shares or the Variable Contracts and:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Rafferty or Trust by or on behalf of Company for use in the registration statement or prospectus for Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Trust shares; or

         (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by Rafferty or Trust or persons under their control) or wrongful conduct of Rafferty or Trust or persons under their control, with respect to the sale or distribution of the Variable Contracts or Trust shares; or

         (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Company for inclusion therein by or on behalf of Trust or Rafferty; or

         (d) arise as a result of (i) a failure by Trust to substantially provide the services ad furnish the material under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Accounts to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

         (e) arise out of or result from any material breach of any representation and/or warranty made by Rafferty in this Agreement or arise out of or result from any other material breach of this Agreement by Rafferty.

         7.5 Rafferty shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Company.

         7.6 Rafferty shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Rafferty in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Rafferty of any such claim shall not relieve Rafferty from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Rafferty shall be entitled to participate at their own expense in the defense thereof. Rafferty also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Rafferty to such party of Rafferty's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Rafferty will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof.

                         Article VIII. TERM; TERMINATION
                                       -----------------

         8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

         8.2 This Agreement shall terminate in accordance with the following provisions:

                  (a) At the option of Company, Trust or Rafferty at any time from the date hereof upon 60 days' notice, unless a shorter time is agreed to by the parties;

                  (b) At the option of Company, if Trust shares are not reasonably available to meet the requirements of the Variable Contracts as determined by Company. Prompt notice of election to terminate shall be furnished by Company, said termination to be effective ten days after receipt of notice unless Trust makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

                  (c) At the option of Company, upon the institution of formal proceedings against Trust by the SEC, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Company's reasonable judgment, materially impair Trust's ability to meet and perform Trust's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Company with said termination to be effective upon receipt of notice;

                  (d) At the option of Trust or Rafferty, upon the institution of formal proceedings against Company by the SEC or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Trust's or Rafferty's reasonable judgment, materially impair the Company's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Trust or Rafferty with said termination to be effective upon receipt of notice;

                  (e) In the event Trust's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by Company. Termination shall be effective upon such occurrence without notice;

                  (f) At the option of Trust, if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if Trust reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by Company;

                  (g) At the option of Company, upon Trust's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of Company within ten days after written notice of such breach is delivered to Trust;

                  (h) At the option of Trust, upon Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of Trust within ten days after written notice of such breach is delivered to Company;

                  (i) At the option of Trust, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

                  (j) In the event this Agreement is assigned without the prior, written consent of the Company, Trust, and Rafferty termination shall be effective immediately upon such occurrence without notice.

         8.3  Notwithstanding  any  termination  of this  Agreement  pursuant to
Section 8.2 hereof, Trust at the option may elect to continue to make available additional Trust shares, as provided below, for so long as Trust desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if Trust so elects to make additional Trust shares available, the owners of the Existing Contracts or Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in Trust, redeem investments in Trust and/or invest in Trust upon the payment of additional premiums or a transfer from other sub-accounts under the "Existing Contracts". In the event of termination of this Agreement pursuant to Section
8.2 hereof, Trust and Rafferty as promptly as is practicable under the circumstances, shall notify Company whether Trust elects to continue to make Trust shares available after such termination. If Trust shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either Trust or Company may terminate this Agreement, as so continued pursuant to Section 8.3, upon sixty (60) days prior written notice to the other party.

         8.4. Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, Company shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to Company's assets held in the Separate Accounts), and Company shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts, until thirty (30) days after the Company shall have notified Trust of its intention to do so.

                               Article IX NOTICES
                                       ----------

         Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to Trust OR Rafferty:

                           Daniel D. O'Neill
                           Managing Director
                           Rafferty Asset Management, LLC
                           1311 Mamaroneck Avenue
                           White Plains, New York 10605

                  If to the Company:

         Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt. Notice may also be given by facsimile transmission with a confirming copy sent by overnight delivery. Such notice will be deemed given on the date of receipt of the facsimile transmission.

                            Article X. MISCELLANEOUS
                                       -------------

         10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

         10.5 The parties agree that the assets and liabilities of each Portfolio are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio. No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Portfolio and not Portfolio or other investor, other than the Portfolio or other investors investing in the Portfolio which incurs a debt, obligation or liability, shall be liable therefor.

         10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         10.8 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by Company, Trust and Rafferty.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

Insurance Company                                 Potomac Insurance Trust

By:                                               By:
     -----------------------------                    -----------------------
         Name:                                    Name:
         Title:                                   Title:

                                                  Rafferty Asset Management, LLC

By:                                               By:
     -----------------------------                    -----------------------
         Name:                                    Name:
         Title:                                   Title:

                                   Appendix A

Potomac Insurance Trust Portfolios
----------------------------------

The Potomac VP OTC Plus Fund
The Potomac VP OTC/Short Fund
The Potomac VP Dow 30 Plus Fund
The Potomac VP Dow 30/Short Fund
The Potomac VP Small Cap Plus Fund
The Potomac VP Small Cap/Short  Fund
The Potomac VP Internet Plus Fund
The Potomac VP Internet/Short Fund
The Potomac VP U.S. Plus Fund
The Potomac VP U.S./Short Fund
The Potomac VP Japan Plus Fund
The Potomac VP Japan/Short Fund
The Potomac VP Money Market Fund

                                   APPENDIX B

Separate Accounts                                          Selected Portfolios
-----------------                                          -------------------